EXHIBIT 99.1

Onto Innovation Welcomes May Su

to its Board of Directors

Wilmington, Mass., March 21, 2022 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation”, “Onto”, or the “Company”) today announced May Su has joined its board of directors.

With over 35 years of leadership experience within the semiconductor capital equipment industry, May Su brings a strong background in strategy and strategic marketing to Onto Innovation’s board of directors. Additionally, she has significant experience in senior management and sales roles from companies such as Lam Research, KLA, Aviza, and Brooks Automation. Ms. Su spent seven years at Brooks Automation in various roles including vice president and general manager for Crossing Automation and vice president of strategic OEM sales. In her final role as vice president of strategic marketing, she was responsible for defining new revenue streams, driving the discussions on trends, customer insights, and early phases of development. Since 2018, Ms. Su was chief marketing officer and currently serves as the CEO of Kateeva, Inc., a privately held display capital equipment company.

“May will bring significant international experience to the Onto Innovation board of directors. Born in Taiwan, May has a long history of business experience in Asia dating back to 1990 when she was serving as strategic sales manager of Asia operations at Lam Research. We believe her broad technology experience and knowledge of our global customer base will bring applicable knowledge and insights to our board,” said Christopher Seams, chairman of Onto Innovation’s board of directors.

“May’s strengths and her background complement our board extremely well. Her very relevant international perspectives, her proven track record in business development, and her history of developing winning corporate strategies across several companies will be valuable as the Onto Innovation team seeks to maximize its growth potential across several exciting markets,” said Mike Plisinski, chief executive officer of Onto Innovation.

Ms. Su concluded, “Onto Innovation has become a strategic supplier of process control software and hardware to the semiconductor industry over the past two years. I am looking forward to contributing to this talented team, especially when the company has a continued strong growth outlook for the years ahead.”

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies, which include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize their customers’ critical path of progress by making them smarter, faster and more efficient.

Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization.

Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements regarding changes to the Board of

Directors, anticipated benefits from such changes as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 1, 2021 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

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Source: Onto Innovation Inc.

ONTO-I

Contacts:

Investor Relations:

Michael Sheaffer, +1 978.253.6273

mike.sheaffer@ontoInnovation.com

Trade Press:

Amy Shay, +1 952.259.1794

amy.shay@ontoinnovation.com